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                                                                    EXHIBIT 5.1
                              Morrison & Foerster LLP
                                425 Market Street
                              San Francisco, CA 94105
                        Tel. (415) 268-7000 Fax (415) 268-7522

                                 February 22, 2000

National Information Consortium, Inc.
12 Corporate Woods
10975 Benson Street, Suite 390
Overland Park, Kansas 66210

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") of National Information Consortium, Inc., a Colorado corporation (the "Company"), filed with the Securities and Exchange Commission, on February 22, 2000, relating to the registration under the Securities Act of 1933, as amended, of up to 4,000,000 shares of the Company's common stock, without par value per share (the "Common Stock"), which are authorized but unissued shares of Common Stock to be offered and sold by the Company, and 5,315,000 shares of the Common Stock (including up to 1,215,000 shares of the Common Stock subject to the underwriters' over-allotment option), all of which are presently issued and outstanding and will be sold by certain selling shareholders named in the Registration Statement (the "Selling Shareholders"). The Common Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Common Stock.

         We are of the opinion that the up to 5,315,000 shares of Stock to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and non-assessable, and that the up to 4,000,000 shares of Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                                   Very truly yours,

                                                   /s/ Morrison & Foerster LLP
                                                   Morrison & Foerster LLP